EXHIBIT 11-1





                        SAVVIS Communications Corporation

   CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES
                             USED IN EPS CALCULATION

                                   (UNAUDITED)

                                                                            For the Three-Months Ended
                                                                                 June 30, 2001
                                                                                 --------------
Weighted average shares outstanding:
Common stock:
  Shares outstanding at beginning of period, net of 2,871,812
   shares subject to forfeiture ............................................         90,970,686
  Weighted average shares, net of treasury shares, issued or vested during the
   three months ended June 30, 2001 (10,157 new shares issued)..............             54,009
                                                                                 ---------------
                                                                                     91,024,695
                                                                                 ===============
Net loss attributable to common shareholders ...............................      $(123,284,000)
                                                                                 ===============
Basic and diluted loss per share ...........................................      $       (1.35)
                                                                                 ===============



                                                                            For the Six-Months Ended
                                                                                 June 30, 2001
                                                                                 --------------
Weighted average shares outstanding:
Common stock:
  Shares outstanding at beginning of period, net of 2,994,592
   shares subject to forfeiture ............................................         90,797,598
  Weighted average shares, net of treasury shares, issued or vested during the
   six months ended June 30, 2001 (60,465 new shares issued).........                   165,014
                                                                                 ---------------
                                                                                     90,962,612
                                                                                 ===============
Net loss attributable to common shareholders ...............................      $(179,739,000)
                                                                                 ===============
Basic and diluted loss per share ...........................................      $       (1.98)
                                                                                 ===============